Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-255096

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 16, 2021)

INVO BIOSCIENCE, INC.

1,240,737 Shares of Common Stock

We are offering up to 1,240,737shares of our common stock, par value $0.0001 per share, directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. Each share of our common stock is being sold at a purchase price of $3.26.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INVO”. On September 30, 2021, the last reported sale price as reported on the Nasdaq Capital Market was $3.26 per share.

As of October 1, 2021, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $30.3 million based on 9,322,321 shares of common stock held by such non-affiliates, and a per share price of $3.26, the closing sale price of our common stock on September 30, 2021. During the 12-calendar month period that ends on, and includes, the date of this prospectus supplement (but excluding this offering), we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$3.26	$4,044,802.62
Placement Agent fees (1)	$0.2608	$323,584.21
Proceeds, before expenses, to us (2)	$2.9992	$3,721,218.41

(1)	We have agreed to reimburse Paulson Investment Company, LLC (the “Placement Agent”) for certain of its offering-related expenses. In addition, we have agreed to issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase shares of our common stock equal to up to 3.0% of the number of shares of common stock being offered hereunder at an exercise price equal to 120% of the offering price of the shares offered hereunder. See “Plan of Distribution” for additional information and a description of the compensation payable to the Placement Agent.

(2)	We estimate the total expenses of this offering payable by us, excluding Placement Agent fees, will be approximately $75,400.

We engaged the Placement Agent on an exclusive basis to use its reasonable best efforts to solicit offers to purchase shares of common stock for this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities.

We anticipate that delivery of the shares of common stock will be made on or about October 5, 2021, subject to satisfaction of customary closing conditions.

Paulson Investment Company

The date of this prospectus supplement is October 1, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any other prospective supplement for any sale of securities.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the sale of shares of our common stock registered for sale under our Registration Statement on Form S-3 (File No. 333-255096) (the “Registration Statement”), which the Securities Exchange Commission (the “Commission” or the “SEC”) declared effective on April 16, 2021. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Placement Agent have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our common stock means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed (i) in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, (ii) in this prospectus supplement and the accompanying prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and (iii) those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. You are advised to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information contained in or incorporated by reference in this prospectus supplement, including the information contained under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, and the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Throughout this prospectus supplement, the terms “we,” “us,” “our,” and “our company” refer to INVO Bioscience, Inc., a Nevada corporation, and its consolidated subsidiaries unless the context requires otherwise.

Company Overview

We are a medical device company focused on the Assisted Reproductive Technology (ART) marketplace. Our mission is to increase access to care and expand fertility treatment and patient care across the globe. Our patented device, the INVOcell, is the first Intravaginal Culture (IVC) system in the world used for the natural in vivo incubation of eggs and sperm during fertilization and early embryo development. The U.S. Food and Drug Administration (“FDA”) granted our request for de novo classification of the INVOcell Intravaginal Culture System (INVOcell) in November 2015. INVOcell also received the CE mark in October 2019 and is now positioned to help provide millions of infertile couples across the globe access to a new infertility treatment. We believe this novel device and procedure (the “INVO Procedure”) provides a more natural, safe, effective and economical fertility treatment compared to current infertility treatments, including in-vitro fertilization (“IVF”) and intrauterine insemination (“IUI”). Unlike conventional infertility treatments such as IVF where the eggs and sperm develop into embryos in a laboratory incubator, the INVOcell utilizes the women’s vaginal cavity as the incubator to support a more natural fertilization process. This novel device promotes in vivo conception and early embryo development.

In both commercial utilization of the INVOcell and in clinical studies, the INVO Procedure has proven to have equivalent pregnancy success and live birth rates as IVF1. Additionally, we believe there are emotional benefits with the mother’s participation in fertilization and early embryo development by vaginal incubation compared to that of traditional IVF treatment by offering patients a more connected and personalized way to achieve pregnancy.

For many couples struggling with infertility, access to treatment is often unavailable. Financial challenges (i.e. cost of treatment) and limited availability (or capacity) of fertility medical care are two of the main challenges in the ART marketplace that contribute to the large percentage of untreated patients. Religious, social and cultural roadblocks can also prevent hopeful couples from realizing their dream to have a baby with conventional IVF. We believe INVOcell can address many of the key challenges in the ART market, particularly patient cost and infrastructure capacity constraints. The many benefits of the INVO Solution include:

●	Cost: Current U.S.-based clinics offering INVOcell are doing so at approximately half the cost of IVF treatment, due to less drugs often being prescribed for INVOcell, fewer office visits and less laboratory time needed as incubation is occurring inside the body rather than a lab incubator.
●	Enhances Industry Capacity: The INVOcell device eliminates the need for a lab incubator as well as helps reduce the overall need for lab-support resources during the incubation period. We believe this generally supports the ability to lower costs as well as enable a clinic to handle a higher volume of patients.

1 Journal of Assisted Reproduction and Genetics: Comparing Blastocyst Quality and Live Birth Rates of Intravaginal Culture Using INVOcell™ to Traditional in Vitro Incubation in a Randomized Open-Label Prospective Controlled Trial, Kevin J. Doody & E. Jason Broome & Kathleen M. Doody; January 13, 2016. https://invobioscience.com/wp-content/uploads/2016/07/Doody-Report.pdf

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●	Promotes greater involvement by couples in the treatment and conception.
●	Reduces the risk of errors of wrong embryo transfers since the embryos are never separated from the woman.
●	Creates a more natural and environmentally stable incubation than traditional IVF in the laboratory.

In the second quarter of 2016, the first U.S. baby from the INVOcell and INVO Procedure following FDA clearance was born in Texas.

The original de novo classification request for INVOcell was based on a 3-day incubation period. We are in the process of collecting additional data to seek FDA clearance for 5-day incubation.

The Ferring Distribution Agreement

On November 12, 2018, we entered into a Distribution Agreement (the “Distribution Agreement”) with Ferring International Center SA (“Ferring”), pursuant to which, among other things, we granted to Ferring an exclusive license in the United States (the “Territory”) with rights to sublicense the INVOcell™, together with the retention device and any other applicable accessories (collectively, the “Licensed Product”) to market, promote, distribute and sell the Licensed Product with respect to all therapeutic, prophylactic and diagnostic uses of medical devices or pharmaceutical products involving reproductive technology (including infertility treatment) in humans (the “Field”). Ferring is responsible, at its own cost, for all commercialization activities for the Licensed Product in the Field in the Territory. We retain a limited exception to the exclusive license granted to Ferring allowing us, subject to certain restrictions, to establish up to five clinics (later increased to seven) that will commercialize the INVO Procedure in the Territory. We retain all commercialization rights for the Licensed Product outside of the United States.

Under the terms of the Distribution Agreement, Ferring made an initial payment to us of $5 million upon the completion of certain closing conditions, which included an agreement from all current manufacturers of the Licensed Product that Ferring would have the right to assume a direct purchase relationship with such manufacturers upon a material supply default by us. The Distribution Agreement transaction closed on January 14, 2019. Ferring is obligated to make a milestone payment to us of $3 million if we are successful in obtaining a five (5) day label enhancement from the FDA for the current incubation period for the Licensed Product at least three (3) years prior to the expiration of the term of the license for the Licensed Product, provided that Ferring has not previously exercised its right to terminate the Distribution Agreement. There can be no assurance that we will successfully complete the milestone required to receive this $3 million payment. In addition, under the terms of a separate supply agreement (the “Supply Agreement”), Ferring is obligated to pay us a specified supply price for each Licensed Product it purchases for distribution.

The Distribution Agreement has an initial term expiring on December 31, 2025 upon which it may be terminated by the Company if Ferring fails to generate specified minimum revenues to the Company from the sale of the Licensed Product during the final two years of the initial term. Provided that no such termination occurs at the end of the initial term, thereafter the term of the Distribution Agreement will automatically be renewed for successive three (3) years terms unless terminated by mutual consent. The Distribution Agreement is subject to termination upon a material breach by either party, or by Ferring for convenience. In addition, if the closing under the Distribution Agreement does not occur within seventy-five (75) days, a non-breaching party may elect to terminate the Distribution Agreement.

On March 2, 2021, we entered into Amendment No. 1 to Distribution Agreement (the “Amendment”) with Ferring. Pursuant to the Amendment, Ferring agreed to purchase a 2,004 count of product for $501,000 pursuant to the Distribution Agreement in March 2021, at which point the minimum annual target for 2020 set forth in the Distribution Agreement was deemed to be satisfied in full as a result of such purchase. The Amendment provides for added flexibility by increasing the number of INVO company-owned clinics initially allowable under the agreement and removing certain geographical requirements.

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The INVOcell Technology

Our product, the INVOcell, is the first in vivo Intravaginal Culture (IVC) system granted FDA clearance in the United States. We believe our novel device and procedure provide a more natural, safe, effective and economical fertility treatment for patients. The patented INVOcell device is used for the incubation of eggs and sperm during fertilization and early embryo development. Unlike conventional infertility treatments such as IVF where the eggs and sperm develop into embryos in a laboratory incubator, the INVOcell utilizes the women’s vaginal cavity as an incubator to support a more natural fertilization and embryo development environment, and infertility treatment. The device promotes in vivo conception for early embryo development. In clinical studies, the INVO Procedure produced substantially equivalent efficacy and pregnancy rates to traditional IVF treatments.

The INVOcell system consists of the following components:

The INVOcell Culture Device is used in preparing, holding, and transferring human gametes or embryos during Intravaginal Culture and Intra-cytoplasmic Sperm Injection Fertilization/Intravaginal Culture (ICSI/IVC) procedures. The INVOcell Culture Device is positioned in the INVOcell Retention Device prior to placement in the patient’s vaginal cavity.

The INVOcell Retention Device is used in conjunction with the INVOcell Culture Device to aid in retention of the INVOcell Device in the vaginal cavity during the incubation period. The INVOcell Culture Device is positioned in the INVOcell Retention Device prior to placement in the patient’s vaginal cavity.

During an INVO Procedure, the patient undergoes an ovarian stimulation cycle. Once the eggs are retrieved and sperm is collected, they are placed into the single use INVOcell Culture Device. Sperm collection and preparation generally occur before egg retrieval. Culture medium (~1ml) is placed in the inner vessel of the INVOcell. Eggs and a low concentration of motile sperm are placed into the medium and the inner vessel is closed and secured in the protective outer vessel. The INVOcell device is then immediately positioned in the upper vaginal cavity for incubation, where natural fertilization and early development of the embryos take place for a period of three (3) to five (5) days as determined by the patient’s physician. The INVOcell Retention Device is used to maintain the INVOcell Culture Device in the vagina during the incubation period. The INVOcell Retention Device consists of a diaphragm type device with holes in the membrane to allow natural elimination of vaginal secretions. The INVOcell Culture Device is designed so that no vaginal fluids penetrate the outer vessel thus ensuring that the inner vessel is not contaminated while allowing the necessary CO2 for fertilization to pass through.

After the three (3) to five (5) day incubation period, the patient returns to the physician’s office where the retention system and the INVOcell are removed. The protective outer vessel is discarded and the contents of the inner vessel are placed into a petri plate for an embryologist to evaluate the best embryos for transfer. The embryos to be transferred are aspirated into a standard transfer catheter for transfer into the patient’s uterus. The INVO procedures can be performed in a physician’s office furnished with the necessary equipment.

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Corporate History

We were formed on January 5, 2007 under the laws of the Commonwealth of Massachusetts under the name Bio X Cell, Inc. to acquire the assets of Medelle Corporation (“Medelle”). Dr. Claude Ranoux purchased all of the assets of Medelle, and then he contributed those assets, including four patents relating to the INVOcell technology, to Bio X Cell, Inc. upon its formation in January 2007.

On December 5, 2008, Bio X Cell, Inc., doing business as INVO Bioscience, and each of the shareholders of INVO Bioscience entered into a share exchange agreement and consummated a share exchange with Emy’s Salsa AJI Distribution Company, Inc., a Nevada corporation (“Emy’s”). Upon the closing of the share exchange on December 5, 2008, the INVO Bioscience shareholders transferred all of their shares of common stock in INVO Bioscience to Emy’s. In connection with the share exchange, Emy’s changed its name to INVO Bioscience, Inc. and Bio X Cell, Inc. became a wholly owned subsidiary of Emy’s (re-named INVO Bioscience, Inc.).

On November 2, 2015 we were notified by the FDA that the INVOcell and INVO Procedure were granted clearance via the de novo classification (as a Class II device) allowing us to market the INVOcell in the United States. Following this approval, we began marketing and selling INVOcell in many locations across the U.S. We currently have approximately 140 trained clinics or satellite facilities in the U.S. where patients can receive guidance and treatment for the INVO Procedure.

Recent Developments

On October 1, 2021, we entered into a Stock Purchase Agreement with an accredited investor pursuant to which we will issue to such investor 600,703 shares of our common stock, par value $0.0001 per share for a purchase price of $3.329 per share for an aggregate purchase price of $1,999,740.29. This agreement is expected to close on November 30, 2021.

Available Information

Our principal executive offices 5582 Broadcast Court Sarasota, Florida 34240 and our telephone number is (978) 878-9505.

Our common stock trades on the Nasdaq Capital Market under the symbol “INVO”.

Our principal Internet address is www.invobio.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus supplement or considered a part thereof. We make available free of charge on www.invobio.com our annual, quarterly and current reports, and amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

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THE OFFERING

Common stock outstanding prior to this offering	10,469,035 shares.

Common stock offered	1,240,737 shares.

Common stock to be outstanding after this offering	11,709,772 shares.

Use of proceeds	We intend to use the net proceeds of this offering for continuing operating expenses and working capital. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as other information included or incorporated by reference in this prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

Nasdaq Capital Markets symbol	Our common stock is listed on the Nasdaq Capital Markets under the symbol “INVO”.

The number of shares of our common stock to be outstanding after this offering as shown above is based on 10,469,035 shares outstanding as of September 30, 2021 and excludes as of that date:

●	1,118,911 shares of our common stock issuable upon exercise of outstanding options;

●	156,250 shares of our common stock issuable upon the conversion of the principal amount due under outstanding convertible notes;

●	59,423 shares of our common stock to be reserved for potential future issuance pursuant to our 2019 Stock Incentive Plans;

●	222,943 shares of our common stock issuable upon exercise of outstanding unit purchase options and warrants;

●	37,222 shares of our common stock issuable upon exercise of the Placement Agent Warrants to be issued as compensation to the Placement Agent for this offering, with an exercise price of $3.912 per share; and

●	600,703 shares of our common stock to be issued under a stock purchase agreement dated October 1, 2021.

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RISK FACTORS

Investing in our shares of common stock involves a high degree of risk and uncertainty. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as modified and superseded, before you decide to invest in our securities, including without limitation the risk factors listed under Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed with the SEC. The occurrence of any of the following risks could harm our business. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes to those statements and the information set forth in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Ferring has not placed any orders in 2021 under the Distribution Agreement and Supply Agreement.

Ferring has not made any purchases under the Distribution Agreement and Supply Agreement during 2021. Under the terms of these agreements, Ferring is required to make certain minimum purchases during 2021 to maintain exclusivity under such agreements. Failure by Ferring to make sufficient purchases during 2021 could have a material adverse effect on our business, financial condition and results of operations.

You will experience immediate dilution in the net tangible book value per share of the common stock you purchase.

The public offering price of our common stock is substantially higher than our net tangible book value per share of common stock. Based on the public offering price of $3.26 per share, investors purchasing shares in this offering will, therefore, incur immediate dilution of $2.71 in net tangible book value per share. This dilution figure deducts the estimated discounts and commissions and estimated offering expenses payable from the public offering price. See “Dilution.”

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from the sale of shares for operating expenses and working capital. See “Use of Proceeds” on page S-12. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Our issuance of additional common stock or preferred stock may cause our common stock price to decline, which may negatively impact your investment.

Issuances of a substantial number of additional shares of our common or preferred stock, or the perception that such issuances could occur, may cause prevailing market prices for our common stock to decline. In addition, our board of directors is authorized to issue additional series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue cumulative preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease.

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DILUTION

If you purchase shares in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock on June 30, 2021 was approximately $2,808,976, or approximately $0.27 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our common stock outstanding.

On a pro forma, as adjusted basis, after giving effect to the sale of 1,240,737 shares in this offering at an offering price of $3.26 per share and after deducting the Placement Agent fees and the offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2021 would have been approximately $6,454,794, or approximately $0.55 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.28 per share to existing stockholders and an immediate dilution of approximately $2.71 per share to new investors purchasing shares of our common stock in this offering. The following table illustrates this per share dilution:

Offering price per share		$3.26
Net tangible book value per share as of June 30, 2021	$0.27
Increase per share attributable to new investors in this offering	$0.28
Pro forma as adjusted net tangible book value per share as of June 30, 2021		$0.55
Dilution per share to investors participating in this offering		$2.71

The number of shares of our outstanding common stock reflected in the discussion and table above is based on 10,469,035 shares of common stock outstanding as of June 30, 2021 and excludes, as of that date:

●	1,118,011 shares of our common stock issuable upon exercise of outstanding options;

●	156,250 shares of our common stock issuable upon the conversion of outstanding convertible notes;

●	59,423 shares of our common stock to be reserved for potential future issuance pursuant to our 2019 Stock Incentive Plan;

●	222,943 shares of our common stock issuable upon exercise of outstanding unit purchase options and warrants;

●	37,222 shares of our common stock issuable upon exercise of the Placement Agent Warrants to be issued as compensation to the Placement Agent for this offering, with an exercise price of $3.912 per share.

●	600,703 shares of our common stock to be issued under a stock purchase agreement dated October 1, 2021.

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USE OF PROCEEDS

Assuming all of the shares offered in this offering are sold, we estimate that our net proceeds from this offering will be approximately $3,645,818.

We intend to use the net proceeds of this offering for continuing operating expenses and working capital and up to $500,000 of to repay current outstanding indebtedness, which indebtedness has a current maturity date of December 22, 2021 and bears interest at 10% per annum.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of its actual expenditures will depend on numerous factors, including the status of its product development efforts, sales and marketing activities, technological advances, amount of cash generated or used by its operations and competition. Accordingly, management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of management regarding the application of the proceeds of this offering.

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DESCRIPTION OF OUR COMMON STOCK

The material terms and provisions of our common stock are described in the section titled “Description of Capital Stock We May Offer” in the accompanying prospectus.

Securities Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “INVO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, Inc.

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PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated October 1, 2021, as amended, we have engaged the Placement Agent to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The engagement agreement does not give rise to any commitment by the Placement Agent to purchase any of our common stock, and the Placement Agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

On October 1, 2021, we entered into a securities purchase agreement (the “Purchase Agreement”) directly with certain investors in connection with this offering for the sale of an aggregate of 1,240,737 shares of common stock pursuant to this prospectus supplement and the accompanying prospectus. We will only sell to investors who have entered into securities purchase agreements with us. The Purchase Agreement provides that from the date of the Purchase Agreement until the one-year anniversary from the date thereof, we cannot enter into a variable rate transaction, subject to certain exceptions.

We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about October 5, 2021, subject to satisfaction of certain closing conditions.

Fees and Expenses

We have agreed to pay to the Placement Agent a cash fee equal to 8.0% of the aggregate gross proceeds raised in this offering. The following table shows the total placement agent cash fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

Placement Agent Fee per Share	$0.2608
Total Placement Agent Fees	$323,584.21

We estimate the total expenses payable by us for this offering to be approximately $398,984.21, which amount includes (i) a Placement Agent’s fee of $323,584.21 assuming the purchase of all of the securities we are offering; (ii) the Placement Agent’s clearing expenses in the amount of $12,900 in connection with this offering; and (ii) other estimated expenses of approximately $62,500 which include legal, accounting, and various fees associated with the registration and listing of our shares. In addition, we have agreed to issue the Placement Agent Warrants to the Placement Agent. See “Placement Agent Warrants” below for additional detail.

Placement Agent Warrants

We have agreed to issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase up to 37,222 shares of our common stock which represent 3% of the number of shares of common stock being sold in this offering. The Placement Agent’s Warrants will have a term of five years from the date of commencement of sales in this offering and an exercise price equal to $3.912 per share, which represents 120% of the offering price for the common stock sold in this offering.

S-14

Tail Financing Payments

We have also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during term of this Agreement or the 12-month period following expiration or termination of our engagement of the Placement Agent.

Lock-Up

The Company agreed, for a period of 60 days from the date of the Securities Purchase Agreement (the “Lock-Up Period”), not to (i) other than the 600,703 shares of Common Stock to Paradigm Opportunities Fund LP, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the Prospectus Supplement or filing a registration statement on Form S-8 in connection with any employee benefit plan. In addition, during the Lock-Up Period, the Company may not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement).

NASDAQ Capital Market Listing

Our stock is currently traded on the Nasdaq Capital Market under the symbol “INVO”. On September 30, 2021, the last reported sale price of our common stock was $3.26 per share. We do not plan to list the Placement Agent Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the Placement Agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. The Placement Agent acted as an underwriter in our November 2020 public offering for which it received fees and commissions for such role in the amount of $271,440. Trent Davis, one of our directors, is President of the Placement Agent. Mr. Davis did not receive any compensation related to the fees and commissions received by Paulson. Except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any services.

S-15

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Dentons US LLP, New York, New York.

EXPERTS

M&K CPAs, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance M&K CPAs report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available at the SEC’s website at http://www.sec.gov. In addition, we maintain a website that contains information about us at www.invobio.com. The information found on, or otherwise accessible through, our website (www.invobio.com) is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-255096) under the Securities Act with respect to the shares of common stock offered by this prospectus supplement. When used in this prospectus supplement, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement or incorporated by reference therein. This prospectus supplement, which constitutes a part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the common stock we are offering by this prospectus supplement. Statements herein concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

S-16

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 30, 2021, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, as filed with the SEC on June 21, 2021 and further amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, as filed with the SEC on June 30, 2021;
●	Our Quarterly Report on Form 10-Q for the period ended March 31, 2021, as filed with the SEC on May 17, 2021;
●	Our Quarterly Report on Form 10-Q for the period ended June 30, 2021, as filed with the SEC on August 16, 2021;
●	our Current Reports on Form 8-K filed with the SEC on January 4, 2021; March 8, 2021; March 15, 2021; March 30, 2021; April 13, 2021; April 26, 2021; May 18, 2021; June 15, 2021; June 30, 2021; August 16, 2021, September 7, 2021, September 20, 2021 and October 4, 2021.
●

the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on November 12, 2020 (File No. 001-39701), and all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus supplement.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to:

INVO Bioscience, Inc.
5582 Broadcast Court

Sarasota FL 34240

Phone: (978) 878-9505

You also may access these filings on our website at www.invobio.com. We do not incorporate the information on our website into this prospectus supplement or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus supplement forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus supplement forms a part, except as so modified or superseded.

S-17

PROSPECTUS

INVO BIOSCIENCE, INC.

Common Stock

Preferred Stock
Debt Securities

Warrants
Units

$35,000,000

We may offer and sell up to $35,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “INVO.” On April 6, 2021 the last reported sale price of our common stock on the Nasdaq Capital Market was $4.20 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $35,000,000 of securities as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectuses is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectuses may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean INVO Bioscience, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

This prospectus contains references to our trademarks and to trademarks belonging to other entities, which are protected under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate that we or their respective owners will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any such companies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.invobioscience.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (but excluding any information in such documents that has been furnished to, rather than filed with, the SEC):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 30, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 4, 2021; March 8, 2021; March 15, 2021; and March 30, 2021.

●

the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on November 12, 2020 (File No. 001-39701), and all amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

INVO Bioscience, Inc.

Attn: CEO

5582 Broadcast Court

Sarasota, Florida 34240

(978) 878-9505

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a medical device company focused on the Assisted Reproductive Technology (ART) marketplace. Our mission is to increase access to care and expand fertility treatment and patient care across the globe. Our patented device, the INVOcell, is the first Intravaginal Culture (IVC) system in the world used for the natural in vivo incubation of eggs and sperm during fertilization and early embryo development. The U.S. Food and Drug Administration (“FDA”) granted our request for de novo classification of the INVOcell Intravaginial Culture System (INVOcell) in November 2015.  INVOcell also received the CE mark in October 2019 and is now positioned to help provice millsions of infertile couples across the globe access to a new infertility treatment. We believe this novel device and procedure (the “INVO Procedure”) provides a more natural, safe, effective and economical fertility treatment compared to current infertility treatments, including in-vitro fertilization (“IVF”) and intrauterine insemination (“IUI”). Unlike conventional infertility treatments such as IVF where the eggs and sperm develop into embryos in a laboratory incubator, the INVOcell utilizes the women’s vaginal cavity as the incubator to support a more natural fertilization process. This novel device promotes in vivo conception and early embryo development.

In both commercial utilization of the INVOcell and in clinical studies, the INVO Procedure has proven to have equivalent pregnancy success and live birth rates as IVF1. Additionally, we believe there are emotional benefits with the mother’s participation in fertilization and early embryo development by vaginal incubation compared to that of traditional IVF treatment by offering patients a more connected and personalized way to achieve pregnancy.

For many couples struggling with infertility, access to treatment is often unavailable. Financial challenges (i.e. cost of treatment) and limited availability (or capacity) of fertility medical care are two of the main challenges in the ART marketplace that contribute to the large percentage of untreated patients. Religious, social and cultural roadblocks can also prevent hopeful couples from realizing their dream to have a baby with conventional IVF. We believe INVOcell can address many of the key challenges in the ART market, particularly patient cost and infrastructure capacity constraints. The many benefits of the INVO Solution include:

●

Cost: Current U.S.-based clinics offering INVOcell are doing so at approximately half the cost of IVF treatment, due to less drugs often being prescribed for INVOcell, fewer office visits and less laboratory time needed as incubation is occurring inside the body rather than a lab incubator.

●

Enhances Industry Capacity: The INVOcell device eliminates the need for a lab incubator as well as helps reduce the overall need for lab-support resources during the incubation period. We believe this generally supports the ability to lower costs as well as enable a clinic to handle a higher volume of patients.

●	Promotes greater involvement by couples in the treatment and conception.
●	Reduces the risk of errors of wrong embryo transfers since the embryos are never separated from the woman.
●	Creates a more natural and environmentally stable incubation than traditional IVF in the laboratory.

In the second quarter of 2016, the first U.S. baby from the INVOcell and INVO Procedure following FDA clearance was born in Texas.

1 Journal of Assisted Reproduction and Genetics: Comparing Blastocyst Quality and Live Birth Rates of Intravaginal Culture Using INVOcell™ to Traditional in Vitro Incubation in a Randomized Open-Label Prospective Controlled Trial, Kevin J. Doody & E. Jason Broome & Kathleen M. Doody; January 13, 2016. https://invobioscience.com/wp-content/uploads/2016/07/Doody-Report.pdf

The original de novo classification request for INVOcell was based on a 3-day incubation period. We intend to collect additional data to seek FDA clearance for 5-day incubation.

The Ferring Distribution Agreement

On November 12, 2018, we entered into a Distribution Agreement (the “Distribution Agreement”) with Ferring, pursuant to which, among other things, we granted to Ferring an exclusive license in the United States (the “Territory”) with rights to sublicense under patents related to our proprietary intravaginal culture device known as INVOcell™, together with the retention device and any other applicable accessories (collectively, the “Licensed Product”) to market, promote, distribute and sell the Licensed Product with respect to all therapeutic, prophylactic and diagnostic uses of medical devices or pharmaceutical products involving reproductive technology (including infertility treatment) in humans (the “Field”). Ferring is responsible, at its own cost, for all commercialization activities for the Licensed Product in the Field in the Territory. The Company does retain a limited exception to the exclusive license granted to Ferring allowing us, subject to certain restrictions, to establish up to five clinics (which was subsequently amended to seven) that will commercialize the INVO Procedure in the Territory. We retain all commercialization rights for the Licensed Product outside of the United States.

Under the terms of the Distribution Agreement, Ferring made an initial payment to us of $5 million upon the completion of certain closing conditions, which included an agreement from all current manufacturers of the Licensed Product that Ferring would have the right to assume a direct purchase relationship with such manufacturers upon a material supply default us. The Distribution Agreement transaction closed on January 14, 2019. Ferring is obligated to make a milestone payment to us of $3 million if we are successful in obtaining a five (5) day label enhancement from the FDA for the current incubation period for the Licensed Product at least three (3) years prior to the expiration of the term of the license for the Licensed Product, provided that Ferring has not previously exercised its right to terminate the Distribution Agreement. There can be no assurance that we will successfully complete the milestone required to receive this $3 million payment. In addition, under the terms of a separate Supply Agreement, Ferring is obligated to pay us a specified supply price for each Licensed Product it purchases for distribution.

The Distribution Agreement has an initial term expiring on December 31, 2025 upon which it may be terminated by the Company if Ferring fails to generate specified minimum revenues to the Company from the sale of the Licensed Product during the final two years of the initial term. Provided that no such termination occurs at the end of the initial term, thereafter the term of the Distribution Agreement will automatically be renewed for successive three (3) years terms unless terminated by mutual consent. The Distribution Agreement is subject to termination upon a material breach by either party, or by Ferring for convenience. In addition, if the closing under the Distribution Agreement does not occur within seventy-five (75) days, a non-breaching party may elect to terminate the Distribution Agreement.

On March 2, 2021, we entered into Amendment No. 1 to Distribution Agreement (the “Amendment”) with Ferring. Pursuant to the Amendment, Ferring agreed to purchase a 2,004 count of product for $501,000 pursuant to the Distribution Agreement in March 2021, at which point the minimum annual target for 2020 set forth in Section 2.4 of the Distribution Agreement will be deemed to be satisfied in full as a result of such purchase. The Amendment provides for added flexibility by increasing the number of INVO company-owned clinics initially allowable under the agreement and removing certain geographical requirements.

The INVOcell Technology

Our product, the INVOcell, is the first in vivo Intravaginal Culture (IVC) system granted FDA clearance in the United States. We believe our novel device and procedure provide a more natural, safe, effective and economical fertility treatment for patients.  The patented INVOcell device is used for the incubation of eggs and sperm during fertilization and early embryo development. Unlike conventional infertility treatments such as IVF where the eggs and sperm develop into embryos in a laboratory incubator, the INVOcell utilizes the women’s vagina as an incubator to support a more natural fertilization and embryo development environment, and infertility treatment. The device promotes in vivo conception for early embryo development. In clinical studies, the INVO Procedure produced substantially equivalent efficacy and pregnancy rates to traditional IVF treatments.

The INVOcell system consists of the following components:

The INVOcell Culture Device is used in preparing, holding, and transferring human gametes or embryos during In Vitro Fertilization/Intravaginal Culture and Intra-cytoplasmic Sperm Injection Fertilization/Intravaginal Culture (ICSI/IVC) procedures. The INVOcell Culture Device is positioned in the INVOcell Retention Device prior to placement in the patient’s vaginal cavity.

The INVOcell Retention Device is used in conjunction with the INVOcell Culture Device to aid in retention of the INVOcell Device in the vaginal cavity during the incubation period. The INVOcell Culture Device is positioned in the INVOcell Retention Device prior to placement in the patient’s vaginal cavity.

During an INVO Procedure, the patient undergoes a ovarian stimulation cycle. Once the eggs are retrieved and sperm is collected, they are placed into the single use INVOcell Culture. Sperm collection and preparation generally occur before egg retrieval.  Culture medium (~1ml) is placed in the inner vessel of the INVOcell.  Eggs and a low concentration of motile sperm are placed into the medium and the inner vessel is closed and secured in the protective outer vessel.  The INVOcell device is then immediately positioned in the upper vaginal cavity for incubation, where natural fertilization and early development of the embryos take place for a period of three (3) to five (5) days. A retention system can be used to maintain the INVOcell Culture Device in the vagina during the incubation period.  The INVOcell Retention Device consists of a diaphragm type device with holes in the membrane to allow natural elimination of vaginal secretions.  The INVOcell is designed so that no vaginal fluids penetrate the outer vessel thus ensuring that the inner vessel is not contaminated while allowing the necessary CO2 for fertilization to pass through.

After the three (3) to five (5) day incubation period, the patient returns to the physician’s office where the retention system and the INVOcell are removed.  The protective outer vessel is discarded and the contents of the inner vessel are placed into a petri plate for an embryologist to evaluate the best embryos for transfer.  The embryos to be transferred are aspirated into a standard transfer catheter for transfer into the patient’s uterus.  The INVO procedures can be performed in a physician’s office furnished with the necessary equipment.

Corporate History

We were formed on January 5, 2007 under the laws of the Commonwealth of Massachusetts under the name Bio X Cell, Inc. to acquire the assets of Medelle Corporation (“Medelle”).  Dr. Claude Ranoux purchased all of the assets of Medelle, and then he contributed those assets, including four patents relating to the INVOcell technology, to Bio X Cell, Inc. upon its formation in January 2007.

On December 5, 2008, Bio X Cell, Inc., doing business as INVO Bioscience, and each of the shareholders of INVO Bioscience entered into a share exchange agreement and consummated a share exchange with Emy’s Salsa AJI Distribution Company, Inc., a Nevada corporation (“Emy’s”). Upon the closing of the share exchange on December 5, 2008, the INVO Bioscience shareholders transferred all of their shares of common stock in INVO Bioscience to Emy’s. In connection with the share exchange, Emy’s changed its name to INVO Bioscience, Inc. and Bio X Cell, Inc. became a wholly owned subsidiary of Emy’s (re-named INVO Bioscience, Inc.).

On November 2, 2015 we were notified by the United States Food & Drug Administration (“FDA”) that the INVOcell and INVO Procedure were granted clearance via the de novo classification (as a Class II device) allowing us to market the INVOcell in the United States. Following this approval, we began marketing and selling INVOcell in many locations across the U.S. We currently have approximately 140 trained clinics or satellite facilities in the U.S. where patients can receive guidance and treatment for the INVO Procedure.

Our principal executive offices are located at 5582 Broadcast Court Sarasota, Florida 34240 and our telephone number is (978) 878-9505. The address of our website is www.INVOBioscience.com. The information provided on our website is not part of this prospectus and you should not consider the contents of our website in making an investment decision regarding out stock.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectuses before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK WE MAY OFFER

General

Our authorized capital stock consists of 125,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.

The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements or related free writing prospectuses, summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation and our bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate, if any.

We will describe, in a prospectus supplement or related free writing prospectuses, the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Common Stock

As of March 31, 2021, there were 10,424,229 shares of common stock outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone.

Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of us, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be issued under this prospectus will be, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any of our outstanding preferred stock.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “INVO.”

Transfer Agent and Registrar

We have engaged the services of Transfer Online, Inc. as our transfer agent and registrar.

Dividends

We have not declared any cash dividends on our common stock since inception and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

We are authorized to issue a total of 100,000,000 shares of preferred stock. As of March 31, 2021, there were no shares of preferred stock issued and outstanding.

Preferred stock may be issued from time to time, in one or more series, as authorized by the board of directors, without stockholder approval. The prospectus supplement relating to the preferred shares offered thereby will include specific terms of any preferred shares offered, including, if applicable:

●	the title of the shares of preferred stock;

●	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the shares of preferred stock;

●	whether the dividends on shares of preferred stock are cumulative or not and, if cumulative, the date from which dividends on the shares of preferred stock shall accumulate;

●	the procedures for any auction and remarketing, if any, for the shares of preferred stock;

●	the provision for a sinking fund, if any, for the shares of preferred stock;

●	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights of the shares of preferred stock;

●	any listing of the shares of preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the shares of preferred stock will be convertible into common shares, including the conversion price (or manner of calculation thereof);

●	discussion of federal income tax considerations applicable to the shares of preferred stock;

●	the relative ranking and preferences of the shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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any limitations on issuance of any series or class of shares of preferred stock ranking senior to or on a parity with such series or class of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock; and

●	any voting rights of such preferred stock.

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Bylaws and the Nevada Anti-Takeover Provisions

Some provisions of Nevada law and our amended and restated articles of incorporation and bylaws contain provisions that could make our acquisition by means of a tender offer, a proxy contest or otherwise, and the removal of incumbent officers and directors more difficult. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Amended and Restated Articles of Incorporation and Bylaws

Our amended and restated articles of incorporation and bylaws provide for the following:

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Preferred Stock. The ability to authorize preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

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Requirements for Advance Notification of Stockholder Nominations. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

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Stockholder Meetings. Our charter documents provide that a special meeting of stockholders may be called only by resolution adopted by the majority board of directors, the chairman of the board of directors or the chief executive officer.

●	Amendment of Bylaws. Our board of directors have the sole power to amend the bylaws.

Nevada Anti-Takeover Provision

Section 78.438 of the Nevada Revised Statutes (“NRS”) prohibits a publicly held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person that together with its affiliates owns or within the last two years has owned 10% of the outstanding voting stock, for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner, or falls within certain exemptions under the NRS. As a result of these provisions in our charter documents under Nevada law, the price investors may be willing to pay in the future for shares of our common stock may be limited.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference to reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	provisions relating to modification of the terms of the security or the rights of the security holder;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell, transfer or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

U.S. federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our assets must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended;

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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities. If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holders is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might subject it to personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would subject the trustee to personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense to be incurred in compliance with instituting the proceeding as trustee; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a proceeding instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 45 days after it occurs, unless such default has been cured. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “-Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;

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to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided above under “-General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

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to add such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

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to change anything that does not materially adversely affect the interests of any holder of debt securities of any series in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities; provided further, that in connection with any such amendment we will provide the trustee with an officers’ certificate certifying that such amendment will not adversely affect the rights or interests of the holders of such debt securities.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver;

●	changing any of our obligations to pay additional amounts;

●	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

●	changing the currency in which any note or any premium or interest is payable;

●	impairing the right to enforce any payment on or with respect to any note;

●	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

●	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

●	if the debt securities are secured, changing the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;

●	reducing the requirements contained in the applicable indenture for quorum or voting;

●	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

●	modifying any of the above provisions set forth in this paragraph.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will be unsecured and will rank equally in right of payment to all of our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase debt securities, preferred stock, common stock or any combination of the foregoing. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligations or relationship of agency or trust for or with holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement and any related free writing prospectuses and such terms may differ from those described below. To the extent the information contained in the prospectus supplement differs or free writing prospectuses from this summary description, you should rely on the information in the prospectus supplement or free writing prospectuses.

The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

Equity Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including, as applicable:

●	the title of the warrants;

●	the securities for which the warrants are exercisable;

●	the price or prices at which the warrants will be issued;

●	if applicable, the number of warrants issued with each share of preferred stock or share of common stock;

●	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants which may be exercised at any time;

●	information with respect to book-entry procedures, if any;

●	a discussion of the material U.S. federal income tax considerations applicable to exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, in the event of any consolidation, merger, or sale or conveyance of our assets as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Debt Warrants

We will describe in the applicable prospectus supplement and any related free writing prospectuses the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including, as applicable:

●	the title of the debt warrants;

●	the aggregate number of the debt warrants;

●	the price or prices at which the debt warrants will be issued;

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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

●	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

●	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of the debt warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any;

●	changes to or adjustments in the exercise price of the debt warrants;

●	a discussion of the material U.S. federal income tax considerations applicable to the exercise of the debt warrants; and

●	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

As may be permitted under the warrant agreement, holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement and any related free writing prospectuses. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses the principal amount of debt securities or shares of preferred stock or shares of common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses. After the close of business on the expiration date, unexercised warrants will be void.

Holders may exercise warrants as described in the applicable warrant agreement and corresponding prospectus supplement or any free writing prospectuses relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable warrant agreement and corresponding prospectus supplement or any related free writing prospectuses, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF UNITS WE MAY OFFER

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock We May Offer,” “Description of Debt Securities We May Offer” and “Description of Warrants We May Offer” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in the event of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so registered, despite any notice to the contrary.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the partnership nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed on by Dentons US LLP. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements for the fiscal year ended December 31, 2020 and 2019 has been audited by M&K CPAs, an independent registered public accounting firm, to the extent and for the period set forth in their report, , appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.

1,240,737 Shares

INVO BIOSCIENCE, INC.

COMMON STOCK

PROSPECTUS

SUPPLEMENT

Paulson Investment Company, LLC as Placement Agent

The date of this prospectus supplement is October 5, 2021